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Exhibit 10.5

GMH COMMUNITIES TRUST
DEFERRED COMPENSATION PLAN
Effective November 2, 2004

GMH COMMUNITIES TRUST
DEFERRED COMPENSATION PLAN

ARTICLE 1
PURPOSE

        The GMH Communities Trust Deferred Compensation Plan (the "Plan") is adopted by GMH Communities Trust, a Maryland real estate investment trust (the "Company") effective as of November 2, 2004. The purpose of this Plan (as defined below) is to permit a select group of Employees of the Company (as defined below) to defer the receipt of income which would otherwise become payable to them. It is intended that this Plan, by providing this deferral opportunity, will assist the Company in retaining and attracting individuals of exceptional ability by providing them with these benefits.

ARTICLE 2
DEFINITIONS

        For the purpose of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

        2.1   "Account(s)" means the account or accounts maintained on the books of the Company used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets. The Accounts available for each Participant shall be identified as:

          a)    Retirement Account

          b)    In-Service Account; each Participant may maintain up to two (2) In-Service Accounts based on selecting different times of payments as selected under Article 5.

        2.2   "Base Salary" means the annual rate of base salary paid to each Participant as of any date of reference before any reduction for amounts deferred by the Participant pursuant to a defined contribution plan maintained by the Company that qualifies under section 401(a) of the Code and satisfies the requirements of section 401(k) of the Code or section 125 of the Code, or pursuant to this Plan or any other non-qualified plan which permits the voluntary deferral of compensation.

        2.3   "Beneficiary" means the person, persons or entity, as designated by the Participant, to receive any Plan benefits payable after the Participant's death.

        2.4   "Board" means the Board of Trustees of the Company.

        2.5   "Bonus Compensation" means, subject to the sole discretion of the Committee, any annual bonus or other incentive or nonrecurring compensation payable to each Participant as of any date of reference before any reduction for any amounts deferred by the Participant pursuant to a defined contribution plan maintained by the Company that qualifies under section 401(a) of the Code and satisfies the requirements of section 401(k) of the Code or section 125 of the Code, or pursuant to this Plan or any other non-qualified plan which permits the voluntary deferral of compensation.

        2.6   "Change in Control" means, unless defined otherwise in a Participant's Employment Agreement, the occurrence of any of the following events: (a) any person, entity or affiliated group, excluding the Company or any employee benefit plan of the Company, acquiring more than 50% of the then outstanding voting shares of the Company, (b) the consummation of any merger or consolidation of the Company into another company, such that the holders of the voting shares of the Company immediately prior to such merger or consolidation is less than 50% of the voting power of the securities of the surviving company or the parent of such surviving company, (c) the complete liquidation of the Company or the sale or disposition of all or substantially all of the Company's assets, such that after the transaction, the holders of the voting shares of the Company immediately prior to the transaction is less than 50% of the voting securities of the acquiror, or the parent of the acquiror, or (d) a majority of the Board votes in favor of a decision that a Change in Control has occurred.

        2.7   "Code" means the Internal Revenue Code of 1986, as amended.

        2.8   "Committee" means the Compensation Committee appointed by the Board to administer the Plan.

        2.9   "Company" means GMH Communities Trust and any directly or indirectly affiliated subsidiary corporation, any other affiliate designated by the Board, or any successor to the business thereof.

        2.10 "Compensation" means a Participant's (i) Base Salary as in effect from time to time during a Plan Year, or (ii) Bonus Compensation.

        2.11 "Deferral Commitment" means a commitment made by a Participant to defer a portion of Compensation as set forth in Article 3.

        2.12 "Deferral Period" means each calendar year, except that the initial Deferral Period shall begin on the Effective Date and end on December 31, 2004.

        2.13 "Determination Date" means the last day of each calendar month.

        2.14 "Discretionary Contribution" means an amount credited to a Participant's Account(s) under Section 4.4.

        2.15 "Distribution Election" means the form prescribed by the Committee and completed by the Participant, indicating the chosen form of payment for benefits payable from each Account under this Plan, as elected by the Participant, or as provided in Section 3.7. A Participant may amend his or her form of payment by submitting a subsequent Distribution Election to the Committee.

        2.16 "Effective Date" means November 2, 2004.

        2.17 "Employee" means a person in the employ of the Company designated by the Committee to be eligible to participate in the Plan.

        2.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        2.19 "Interest" means the amount credited to a Participant's Account(s) on each Determination Date, which shall be based on the Investment Funds chosen by the Participant as provided in Section 3.2, and in a manner consistent with Section 4.3. Such credits to a Participant's Account may be either positive or negative to reflect the increase or decrease in value of the Account in accordance with the provisions of this Plan.

        2.20 "Investment Funds" means one or more of the independently established funds or indices that are identified by the Committee from time to time. These Investment Funds are used solely to calculate the Interest that is credited to each Participant's Account(s) in accordance with Article 4, and does not represent, nor should it be interpreted to convey any beneficial interest on the part of the Participant in any asset or other property of the Company. The determination of the increase or decrease in the performance of each Investment Fund shall be made by the Committee in its reasonable discretion. The Committee shall select the various Investment Funds available to the Participants with respect to this Plan. Investment Funds may be replaced, new funds may be added, or both, from time to time in the discretion of the Committee.

        2.21 "Participant" means any employee who is eligible, pursuant to Section 3.1, to participate in this Plan, and who has elected to defer Compensation under this Plan in accordance with Article 3. Such employee shall remain a Participant in this Plan for the period of deferral and until such time as all benefits payable under this Plan have been paid in accordance with the provisions hereof.

        2.22 "Participating Entity" means any directly or indirectly affiliated subsidiary corporation of the Company, any other affiliate designated by the Board, or any successor to the business thereof.

        2.23 "Payment Date" means the date that benefits under a Participant's In-Service Account shall be paid or commence to be paid.

        2.24 "Plan" means this GMH Communities Trust Deferred Compensation Plan, as amended from time to time.

        2.25 "Retirement" means, except as otherwise determined by the Committee, the termination of employment with the Company of the Participant after attaining age fifty-five (55) with at least five (5) Years of Service.

        2.26 "Termination Date" means the date of termination of a Participant's active employment with the Company without regard to any compensation continuation agreement.

        2.27 "Year of Service" means the twelve-month (12) period beginning on the first day the Participant became an employee of the Company and on each anniversary thereof prior to the Participant's Termination Date.

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

        3.1   Eligibility and Participation.

          a)    Eligibility.    Eligibility to participate in the Plan shall be limited to those Employees of the Company who are designated and approved by the Committee. Notwithstanding the foregoing, an employee shall no longer be eligible to participate in the Plan if the employee has a change in employment status as provided in Section 3.6.

          b)    Participation.    An Employee's participation in the Plan shall be effective upon notification to the Employee by the Committee of eligibility to participate, and completion and submission of a Deferral Commitment, an allocation of Accounts and a Distribution Election, on the forms proscribed by the Committee, to the Company no later than thirty (30) days prior to the first day of the Deferral Period.

          c)    First-Year Participation.    When an individual first becomes eligible to participate in this Plan during a Deferral Period, a Deferral Commitment may be submitted to the Committee within thirty (30) days after the Committee notifies the individual of eligibility to participate. Such Deferral Commitment will be effective only with regard to Compensation earned and payable following submission of the Deferral Commitment to the Committee.

        3.2    Form of Deferral Commitment.    A Participant may elect to make a Deferral Commitment in the form permitted by the Committee. The Deferral Commitment shall specify the following:

          a)    Deferral Amounts; Accounts.    A Participant shall make a Deferral Commitment with respect to Base Salary and/or Bonus Compensation payable to the Participant during the Deferral Period. The Participant shall designate the portion of the Deferral Commitment that shall be allocated among the Participant's Retirement Account and/or In-Service Account(s), except that no deferral shall be made to an Account at the same time that a distribution is to be made from that Account. The Participant shall set forth the amount to be deferred as a full percentage of Base Salary and/or Bonus Compensation (the Participant may designate a different percentage of Base Salary and Bonus Compensation that is to be deferred under this Plan), as a flat amount of Base Salary and/or Bonus Compensation, or as a percentage or dollar amount of Base Salary and/or Bonus Compensation over a certain amount. Deferral Commitments of Base Salary shall be made in roughly equal amounts over the Deferral Period.

          b)    Allocation to Investment Funds.    The Participant shall specify in a separate form (known as the "Allocation Form") filed with the Committee, the Participant's initial allocation of the amounts deferred into each Account among the various available Investment Funds.

          c)    Maximum Deferral.    The maximum amount of each payment of Base Salary that may be deferred shall be fifty percent (50%), and the maximum amount of each payment of Bonus Compensation that may be deferred shall be one hundred percent (100%). For the Deferral Period which begins on the Effective Date and ends on December 31, 2004, only twenty five percent (25%) of a Participant's Bonus Compensation may be subject to a Deferral Commitment.

          d)    Minimum Deferral.    The minimum Deferral Commitment of Base Salary shall be one thousand dollars ($1,000) on an annualized basis, and the minimum Deferral Commitment of Bonus Compensation shall be one thousand dollars ($1,000), unless the Participant has also made a Deferral Commitment of Base Salary for the Deferral Period which meets the minimums set by this paragraph.

        3.3    Period of Commitment.    Once a Participant has made a Deferral Commitment, that Deferral Commitment shall remain in effect only for the immediately succeeding Deferral Period, unless otherwise altered as provided in this Article.

        3.4    Commitment Limited by Termination.    If a Participant's employment terminates with the Company, for any reason, prior to the end of the Deferral Period, the Deferral Period shall end as of the date of the Participant's termination of employment.

        3.5    Modification of Deferral Commitment.    Except as provided in Sections 3.4, 3.6, 5.4, and 5.10, a Deferral Commitment shall be irrevocable by the Participant during a Deferral Period.

        3.6    Change in Employment Status.    If the Committee determines that a Participant's employment performance is no longer at a level that warrants reward through participation in this Plan, but does not terminate the Participant's employment with the Company, the Participant's existing Deferral Commitment shall terminate, and no new Deferral Commitment may be made by such Participant after notice of such determination is given by the Committee, unless the Participant later satisfies the requirements of Section 3.1. If the Committee, in its sole discretion, determines that the Participant no longer qualifies as an Employee, the Committee shall terminate any Deferral Commitment for that year, prohibit the Participant from making any future Deferral Commitments and distribute the Participant's Account Balances in accordance with Article 5 of this Plan as if the Participant had terminated employment with the Company as of that time.

        3.7    Defaults in Event of Incomplete or Inaccurate Deferral Commitments.    Unless otherwise provided by the Committee, in the event that a Participant submits an incomplete or inaccurate Deferral Commitment, the Committee shall be authorized to assume the following, and such assumptions shall be communicated to the Participant:

          a)    If no Account is listed—assume the Retirement Account was selected;

          b)    If Accounts listed equal less than 100%—assume the balance is deferred into Retirement Account;

          c)     If Accounts listed equal more than 100%—assume a proportionate reduction to each Account selected;

          d)    If no Investment Fund is selected—assume the most conservative fund was selected;

          e)    If Investment Fund(s) selected equal less than 100%—assume the most conservative fund was selected;

          f)     If Investment Fund(s) selected equal more than 100%—assume a proportionate reduction to each Investment Fund;

          g)     If no Distribution Election is chosen—assume a lump sum in accordance with Section 5.5(a) for In-Service Account and annual installments payable over three (3) years in accordance with Section 5.5(b) for Retirement Account; and

          h)    If no time of payment is chosen for In-Service Account—assume the earliest possible date available under the provisions of Section 5.2.

ARTICLE 4

DEFERRED COMPENSATION ACCOUNT

        4.1    Accounts.    The Compensation deferred by a Participant under the Plan, Discretionary Contributions and Interest shall be credited to the Participant's Account(s). Separate Accounts may be maintained on the books of the Company to reflect the different Accounts chosen by the Participant, and the Participant shall designate the portion of each deferral that will be credited to the Participant's Retirement Account and/or In-Service Account(s) as set forth in Section 3.2(a). These Accounts shall be used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets.

        4.2    Timing of Credits; Withholding.    A Participant's deferred Compensation shall be credited to each Account designated by the Participant on the last day of the month during which the Compensation deferred would have otherwise been payable to the Participant. Any Discretionary Contributions shall be credited to the appropriate Account(s) as provided by the Committee. Any withholding taxes or other amounts that the Company is required by local, state or federal law (including, but not limited to, applicable Social Security taxes) to withhold with respect to deferred Compensation shall be withheld from the Participant's corresponding non-deferred portion of Compensation to the maximum extent possible, and any remaining amount to be withheld by the Company shall reduce the amount credited to the Participant's Account in a manner specified by the Committee.

        4.3    Investment Funds.    A Participant shall designate, at a time and in a manner acceptable to the Committee, one or more Investment Funds for each Account for the sole purpose of determining the amount of Interest to be credited or debited to such Account. Such election shall designate the portion of each deferral of Compensation made into each Account that shall be allocated among the available Investment Fund(s), and such election shall apply to each succeeding deferral of Compensation until such time as the Participant shall file a new election with the Committee. Upon notice to the Committee, the Participant may also reallocate the balance in each Investment Fund among the other available Investment Funds as of the next succeeding Determination Date, but in no event shall such re-allocation occur more frequently than monthly.

        4.4    Discretionary Contributions.    The Company may credit a Participant's Account with Discretionary Contributions at such times and in such amounts as recommended by the Committee and approved by the compensation committee of the Board, or the Board in its sole discretion. Unless the Committee specifies otherwise, such Discretionary Contribution shall be allocated among the various Accounts in the same proportion as set forth in Section 4.1.

        4.5    Determination of Accounts.    Each Participant's Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, adjusted as follows:

          a)    New Deferrals.    Each Account shall be increased by any deferred Compensation credited since such prior Determination Date in the proportion chosen by the Participant, except that no amount of new deferrals shall be credited to an Account at the same time that a distribution is to be made from that Account.

          b)    Discretionary Contributions.    Each Account shall be increased by any Discretionary Contributions credited since such prior Determination as set forth in Sections 4.1 and 4.4 or as otherwise directed by the Committee.

          c)     Distributions.    Each Account shall be reduced by the amount of each benefit payment made from that Account since the prior Determination Date. Distributions shall be deemed to have been made proportionally from each of the Investment Funds maintained within such

  Account based on the proportion that such Investment Fund bears to the sum of all Investment Funds maintained within such Account for that Participant as of the Determination Date immediately preceding the date of payment.

          d)    Interest.    Each Account shall be increased or decreased by the Interest credited to such Account since such Determination Date as though the balance of that Account as of the beginning of the current month had been invested in the applicable Investment Funds chosen by the Participant.

        4.6    Vesting of Accounts.    Each Participant shall be vested in the amounts credited to such Participant's Account and Interest thereon as follows:

          a)    Amounts Deferred.    A Participant shall be one hundred percent (100%) vested at all times in the amount of Compensation elected to be deferred under this Plan and Interest thereon.

          b)    Discretionary Contributions.    A Participant's Discretionary Contributions and Interest thereon shall become vested as determined by the Compensation Committee of the Board, or the Board.

        4.7    Statement of Accounts.    The Committee shall make available to each Participant a statement showing the balances in the Participant's Account on a periodic basis.

ARTICLE 5

PLAN BENEFITS

        5.1    Retirement Account.    The vested portion of a Participant's Retirement Account shall be distributed in the following manner:

          a)    Termination after Retirement.    In the case of a Participant whose Termination Date is on or after attaining eligibility for Retirement, the vested portion of the Participant's Retirement Account shall be distributed, pursuant to the Participant's Distribution Election, in one of the following methods: (i) one lump sum in accordance with Section 5.5(a); or (ii) annual installments payable over up to five (5) years in accordance with Section 5.5(b). Payment of any benefit from the Retirement Account shall commence as soon as practical, but in no event later than one hundred and twenty (120) days after the date of the Participant's Termination Date, and subsequent payments, if the form of payment selected provides for subsequent payments, shall be made on the anniversary of the initial payment. Notwithstanding the preceding sentence, if a Participant's most recent Distribution Election was submitted within twelve (12) months preceding the Participant's Termination Date, then any benefit payable in accordance with this Section 5.1(a) shall be paid, or commence to be paid, on or about the first day of the thirteenth month following the Participant's Termination Date.

          b)    Termination Prior to Retirement.    In the case of a Participant whose Termination Date occurs prior to the earliest date on which the Participant is eligible for Retirement, other than by reason of death, the Participant's Retirement Account shall be distributed in a lump sum in accordance with Section 5.5(a) as soon as practicable following the Participant's Termination Date.

        5.2    In-Service Account.    The vested portion of a Participant's In-Service Account(s) shall be distributed in the following manner:

          a)    Time of Payment.    The vested portion of a Participant's In-Service Account shall be distributed on the Payment Date chosen by the Participant in the Distribution Election for such In-Service Account. In no event shall the Payment Date selected be earlier than the first day of the first calendar year following the initial filing of the Deferral Commitment with respect to that In-Service Account. The Participant may subsequently amend the Payment Date to a later date by filing such amendment with the Committee no later that twelve (12) months prior to the Payment Date originally chosen. The Participant may amend the Payment Date under this Section 5.2(a) only twice, and each amendment must provide for a Payment Date that is a date later than the Payment Date in force immediately prior to a filing of such amendment.

          b)    Form of Payment.    The Participant's In-Service Account(s) shall be distributed pursuant to the Participant's Distribution Election submitted more than twelve (12) months before the Payment Date selected by the Participant in one of the following methods in (i) one lump sum in accordance with Section 5.5(a); or (ii) annual installments payable over up to five (5) years in accordance with Section 5.5(b). Payment of the Participant's In-Service Account shall commence as soon as practical, but in no event later than sixty (60) days after the Payment Date selected by the Participant, and subsequent payments, if the form of payment selected provides for subsequent payments, shall be made on the anniversary of the initial payment.

          c)     Termination Prior to Payment Date.    If the Participant terminates employment with the Company prior to the Payment Date, the vested portion of the In-Service Account shall be added to the Retirement Account as of the Termination Date and shall be paid in accordance with the provisions of Section 5.1.

        5.3    Death Benefit.    Upon the death of a Participant prior to the commencement of benefits under this Plan from any particular Account, the Company shall pay to the Participant's Beneficiary an amount equal to the vested Account balance in that Account in the form of a lump sum payment in accordance with Section 5.5(a). In the event of the death of the Participant after the commencement of benefits under this Plan from any Account, the benefits from that Account(s) shall be paid to the Participant's designated Beneficiary from that Account at the same time and in the same manner as if the Participant had survived.

        5.4    Hardship Distributions.    In the event that the Committee, upon written request of a Participant, determines that the Participant has suffered an unforeseeable financial emergency, the Company shall pay to the Participant from the Participant's Account(s), as soon as practicable following such determination, an amount necessary to meet the emergency (the "Emergency Benefit"), after deduction of any and all taxes as may be required pursuant to Section 5.7. For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency. Emergency Benefits shall be paid first from the Participant's In-Service Accounts, if any, to the extent the balance of one or more of such In-Service Accounts is sufficient to meet the emergency, in the order in which such Accounts would otherwise be distributed to the Participant. If the distribution exhausts the In-Service Accounts, the Retirement Account may be accessed. With respect to that portion of any Account which is distributed to a Participant as an Emergency Benefit, in accordance with this Section, no further benefit shall be payable to the Participant under this Plan. Notwithstanding anything in this Plan to the contrary, a Participant who receives an Emergency Benefit in any Plan Year shall not be entitled to make any further deferrals for six (6) months thereafter. It is intended that the Committee's determination as to whether a Participant has suffered an "unforeseeable financial emergency" shall be made consistent with the requirements under section 457(d) of the Code.

        5.5    Payments.

          a)    Lump Sum Payment.    A lump sum payment made to a Participant or Beneficiary shall be equal to the balance of the Account immediately prior to the payment.

          b)    Annual Payment.    An annual payment made to a Participant or Beneficiary shall be equal to the balance of the Account immediately prior to the payment, multiplied by a fraction, the numerator of which is one (1) and the denominator of which commences at the number of annual payments initially chosen and is reduced by one (1) in each succeeding year. Interest on the unpaid balance shall be based on the most recent allocation among the available Investment Funds chosen by the Participant, made in accordance with Section 4.3.

        5.6    Small Account.    If the total of a Participant's vested, unpaid Account balance as of the time the payments are to commence from the Participant's Account is less than $5,000.00 the remaining unpaid, vested Account shall be paid in a lump sum, notwithstanding any election by the Participant to the contrary.

        5.7    Withholding; Payroll Taxes.    The Company shall withhold from any payment made pursuant to this Plan any taxes required to be withheld from such payments under local, state or federal law.

        5.8    Payment to Guardian.    If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of the property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and Company from all liability with respect to such benefit.

        5.9    Effect of Payment.    The full payment of the applicable benefit under this Article 5 shall completely discharge all obligations on the part of the Company to the Participant (and the Participant's Beneficiary) with respect to the operation of this Plan, and the Participant's (and Participant's Beneficiary's) rights under this Plan shall terminate.

        5.10    Change of Control.    Notwithstanding anything to the contrary in this Article 5, within sixty (60) days after a Change of Control, a Participant may elect to receive a lump sum payment of the entire vested amount of his or her Account(s). Any benefit payable in accordance with this Section 5.10 shall be paid, or commence to be paid, no sooner than the first day of the thirteenth month following the Participant's election to receive such amount. Upon filing an election under this Section 5.10, any Deferral Commitment for the current Plan Year shall be terminated and the Participant shall be prohibited from making a Deferral Commitment for a period of one (1) year following the close of the Plan Year in which the Participant has elected a distribution under this Section.

ARTICLE 6

ADMINISTRATION

        6.1    Committee; Duties.    The Plan shall be administered and interpreted by the Board or by a committee or individual appointed by the Board. If the Board administers the Plan, references in the Plan to the "Committee," as they relate to Plan administration, shall be deemed to refer to the Board. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as they may arise in such administration and need not be uniform as to similarly situated individuals. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

        6.2    Agents.    The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

        6.3    Binding Effect of Decisions.    All decisions, actions and interpretations of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan. As a condition of participating in the

Plan, Participants agree to be bound by the decisions and actions of the Committee with respect to the Plan.

        6.4    Indemnity of Committee.    The Company shall indemnify and hold harmless the members of the Committee against any and all claim, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member's service on the Committee, except in the case of gross negligence or willful misconduct.

        6.5    Election of Committee After Change in Control.    After a Change in Control, vacancies on the Committee shall be filled by majority vote of the remaining Committee members and Committee members may be removed only by such a vote. If no Committee members remain, a new Committee shall be elected by majority vote of the Participants in the Plan immediately preceding such Change in Control. No amendment shall be made to this Article 6 or other Plan provisions regarding Committee authority with respect to the Plan without prior approval by the Committee.

ARTICLE 7

CLAIMS PROCEDURES

        7.1    Claim.    Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan (hereinafter referred to as "claimant"), or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practical.

        7.2    Denial of Claim.    If the claim or request is denied, the written notice of denial shall state:

          a)    The reason(s) for denial;

          b)    Reference to the specific Plan provisions on which the denial is based;

          c)     A description of any additional material or information required and an explanation of why it is necessary; and

          d)    An explanation of the Plan's claim review procedures and the time limits applicable to such procedures, including the right to bring a civil action under section 502(a) of ERISA.

        7.3    Review of Claim.    Any claimant whose claim or request is denied or who has not received a response within sixty (60) days may request a review by notice given in writing or in electronic form to the Committee. Such request must be made within sixty (60) days after receipt by the claimant of the written notice of denial, or in the event the claimant has not received a response, sixty (60) days after receipt by the Committee of the claimant's claim or request. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

        7.4    Final Decision.    The decision on review shall normally be made within sixty (60) days after the Committee's receipt of claimant's claim or request. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing or in electronic form and shall:

          a)    state the specific reason(s) for the denial;

          b)    reference the relevant Plan provisions;

          c)     state that the claimant is entitled to receive, upon request and free of charge, and have reasonable access to and copies of all documents, records and other information relevant to the claim for benefits; and

          d)    state that the claimant may bring an action under section 502(a) of ERISA.

All decisions on review shall be final and bind all parties concerned.

ARTICLE 8

MISCELLANEOUS

        8.1    Unfunded Plan.    This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of sections 201, 301, and 401 of ERISA, and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and make no further benefit payments or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

        8.2    Company Obligation.    The obligation to make benefit payments to any Participant under the Plan shall be an obligation solely of the Company with respect to the deferred Compensation receivable from, and contributions by, that Company and shall not be an obligation of another company.

        8.3    Amendment and Termination.    The Plan may be amended, suspended, or terminated, at any time by the Company; provided, however, that no such amendment, suspension or termination shall reduce or in any manner adversely effect the rights of any Participant with respect to benefits that are payable or may become payable under the Plan. Notwithstanding the foregoing, the Company may amend or terminate the Plan immediately at any time if the Company deems such amendment or termination appropriate to avoid adverse accounting or tax consequences in connection with the Plan, should the financial accounting rules or tax laws applicable to the Plan be revised so as to subject the Company to adverse accounting consequences or to subject the Company or Plan participants to adverse tax consequences, in connection with the Plan, as determined by the Company in its sole discretion.

        Notwithstanding the preceding sentence, unless determined otherwise by the Committee, upon the complete termination of the Plan, payment shall be made to each Participant as a lump sum or in the number of annual installments, determined in accordance with Section 5.5, indicated below based on the sum of the Participant's Account Balances at the time of termination of the Plan.

Account Balance	Payout Period
Less than $10,000	Lump Sum
$10,000 but less than $50,000	3 Years
More than $50,000	5 Years

        Interest on the unpaid balance shall be based on the most recent allocation among the available Investment Funds chosen by the Participant in accordance with Section 4.3.

        8.4    Designation of Beneficiary.    Each Participant may designate in writing a Beneficiary or Beneficiaries (which Beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. No Beneficiary designation shall become effective until it is filed with the Committee. Such designation may be changed or canceled by the Participant at any time without the consent of any such Beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee, or its designee. If a Participant designates more than one Beneficiary, the interests of such Beneficiaries shall be paid in equal shares, unless the Participant has specifically designated otherwise. If there is no Beneficiary designation in effect, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then the Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (i) to that person's living parent(s) to act as custodian, (ii) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (iii) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

        8.5    Inability to Locate Participant or Beneficiary.    In the event that the Committee is unable to locate a Participant or Beneficiary within two years following the date the Participant was to commence receiving payment, the entire amount allocated to the Participant's Accounts shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without interest or earnings from the date payment was to commence pursuant to Article 5.

        8.6    Unsecured General Creditor.    Notwithstanding any other provision of this Plan, Participants and Participants' Beneficiaries shall be unsecured general creditors, with no secured or preferential rights to any assets of the Company or any other party for payment of benefits under this Plan. Any property held by the Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets. The Company's obligations under the Plan shall be an unfunded and unsecured promise to pay money in the future.

        8.7    Trust Fund.    The Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of assisting in the payment of such benefits. Although such a trust shall be irrevocable, its assets shall be held for payment of all if the Company's general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, the Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of the Company.

        8.8    Nonassignability.    Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgements, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

        8.9    Not a Contract of Employment.    This Plan shall not constitute a contract of employment between the Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.

        8.10    Protective Provisions.    Each Participant and Beneficiary shall cooperate with the Committee by furnishing any and all information requested by the Committee in order to facilitate the payment of benefits hereunder. If a Participant or Beneficiary refuses to cooperate with the Committee, the Company shall have no further obligation to the Participant or Beneficiary under the Plan, other than payment of the then-current balance of the Participant's Accounts in accordance with prior elections.

        8.11    Obligations to Company.    If a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Company, then the Company may offset such amount owed to it against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.

        8.12    Governing Law.    The provisions of this Plan shall be construed and interpreted according to the laws of the State of Maryland, except as preempted by federal law. Notwithstanding any provision herein to the contrary, this Plan shall be operated in compliance with Internal Revenue Code section 409A and the regulations thereunder promulgated by the Secretary or Treasury, and all elections made under this Plan shall be deemed modified to the extent determined by the Committee in its sole discretion to be necessary to ensure such compliance without the need for Participant consent or action.

        8.13    Validity.    If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

        8.14    Notice.    Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in the Company's records.

        8.15    Successors.    The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

        IN WITNESS WHEREOF, the Company, through its duly appointed officers or representatives, has signed this Plan document effective                        , 2004.

GMH COMMUNITIES TRUST
By:

Title:

Attest:

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ARTICLE 3 ELIGIBILITY AND PARTICIPATION
ARTICLE 4 DEFERRED COMPENSATION ACCOUNT
ARTICLE 5 PLAN BENEFITS
ARTICLE 6 ADMINISTRATION
ARTICLE 7 CLAIMS PROCEDURES
ARTICLE 8 MISCELLANEOUS